                                  SCHEDULE 13D
                                (Amendment No. 1)


                                                                     EXHIBIT B
                                                                     ---------



                                POWER OF ATTORNEY
                                -----------------


      The undersigned hereby appoints Heidi Kirk as his true and lawful agent to act in his name, place or stead to execute and file with the Securities and Exchange Commission a Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934 (including any and all amendments thereto) reporting his interest in shares of common stock of AMTROL Inc. together with the other information required thereby and a Joint Filing Agreement in connection therewith.

      THIS POWER OF ATTORNEY SHALL NOT BE AFFECTED BY SUBSEQUENT
DISABILITY OR INCOMPETENCE.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 26th day of FEBRUARY, 1996.




                                    /s/ Hanns Winkhaus
                                    --------------------------------
                                    Hanns Winkhaus




                             CUSIP NO. 03234A-10-9
                              Page 18 of 33 Pages